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                                                                       Exhibit 5

                                  July 2, 2001


Ashford.com, Inc.
3800 Buffalo Speedway, Suite 400
Houston, Texas  77098

     Re:  Ashford.com, Inc. (the "Company")
          Registration Statement for
          an aggregate of 1,600,000 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,600,000 shares of Common Stock issued under the Company's 2000 Non-Officer Stock Plan (the "Stock Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP


                              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP